UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PureCycle Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903
PureCycle Technologies, Inc. Important Notice Regarding the Availability of Proxy Materials for the
Stockholders Meeting to be held on May 11, 2022 at 10:00 AM Eastern Time
For Stockholders of record as of March 15, 2022
You are receiving this communication because you owned stock in PureCycle Technologies, Inc. as of March 15, 2022.
This is not a ballot. You cannot use this notice to vote your stock. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.
The proxy materials available to review or receive are (i) the notice and proxy statement and (ii) the annual report.
We encourage you to access and review all of the important information contained in the proxy materials before voting.
To view the proxy materials, and directions for virtually attending the meeting, go to: www.proxydocs.com/PCT
To number vote your in the proxy box below while. visiting this site, you will need the 12 digit control
Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet.
For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/PCT
Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.
If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is NO charge to you for requesting a copy. To facilitate timely delivery, please make any requests on or before April 29, 2022.
To order paper materials, use one of the following methods.
INTERNET
TELEPHONE
* E-MAIL
www.investorelections.com/PCT
(866) 648-8133
paper@investorelections.com
When requesting via the Internet or telephone you will need the 12 digit
* If requesting materials by e-mail, please send a blank
e-mail with the 12 digit control number (located above)
control number located in the shaded box above.
in the subject line. No other requests, instructions OR
other inquiries should be included with your e-mail
requesting material.
PureCycle Technologies, Inc.
Meeting Type: Annual Meeting of Stockholders
Date:
Wednesday, May 11, 2022
Time:
10:00 AM, Eastern Time
Place:
Annual Meeting to be held live via the Internet—please visit
www.proxydocs.com/PCT for more details
You must register to attend the meeting online and/or participate at www.proxydocs.com/PCT
SEE REVERSE FOR FULL AGENDA

PureCycle Technologies, Inc.
Annual Meeting of Stockholders
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
“FOR” THE FOLLOWING PROPOSALS
PROPOSAL
1. Election of Class I Directors
1.01 Tanya Burnell
1.02 Timothy Glockner
1.03 Dr. John Scott
2. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022